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                                  EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
 Intercargo Corporation:


We consent to incorporation by reference in the registration statement on Form S-8 of Intercargo Corporation of our reports dated March 28, 1996 relating to the consolidated balance sheets of Intercargo Corporation and its subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, stockholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1995, which reports appear or are incorporated by reference in the December 31, 1995 Annual Report on Form 10-K of Intercargo Corporation.

As discussed in note 1 to the consolidated financial statements, the Company changed its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at January 1, 1994.



/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP


Chicago, Illinois
September 12, 1996